Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT is dated September 29, 2022 (this “Agreement”), by and among TOPPOINT INC, a Pennsylvania corporation (the “Company”), the sole stockholder of the Company, Hok C Chan (the “Company Stockholder”) and TOPPOINT HOLDINGS INC., a Nevada corporation (“Holdings”).

RECITALS

A. The Company Stockholder owns all of the issued and outstanding shares of capital stock of the Company (the “Company Shares”).

B. Holdings is willing to acquire all of the Company Shares, making the Company a wholly-owned subsidiary of Holdings, and the Company Stockholder desires to exchange all of his Company Shares for certain number of shares of Holdings’ common stock, $0.0001 par value per share, as hereinafter provided.

D. It is the intention of the parties hereto that:

(1)	Holdings shall acquire all of the Company Shares held by the Company Stockholder in exchange for Seven Million Five Hundred Thousand (7,500,000) shares of Holdings’ common stock (the “Exchange”);

(2)	The Exchange is intended to qualify as a tax-free reorganization under Section 351 of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and

(3)	The Exchange is also intended to qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the “Act”) and under the applicable securities laws of the state or jurisdiction where the Company Stockholder resides.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1. EXCHANGE OF SHARES

(a) Exchange of Shares. Holdings and the Company Stockholder hereby agree that the Company Stockholder shall, on the date hereof or as soon as practicable after the date hereof (the “Closing Date”), exchange all of the Company Shares for Seven Million Five Hundred Thousand (7,500,000) shares of common stock of Holdings (the “Holdings Shares”).

(b) Delivery of Company Shares and Holdings Shares. On the Closing Date, automatically, and without any action on the part of the Company Stockholder, Company Stockholder shall become the owner of all of the Holdings Shares. Simultaneously, on the Closing Date, Holdings will deliver certificate or book entry statement representing the Holdings Shares to the Company Stockholder and the Company Stockholder shall transfer and deliver to Holdings a stock certificate representing the Company Shares, if certificated, along with a stock power or other evidence as necessary to transfer to Holdings the Company Shares.

(c) Investment Intent. The Holdings Shares have not been registered under the Act and may not be resold unless the Holdings Shares are registered under the Act or an exemption from such registration is available. The Company Stockholder represents and warrants that he is acquiring the Holdings Shares for his own account, for investment, and not with a view to the sale or distribution of such Holdings Shares. The Holdings Shares will have a legend thereon referring to the transfer restrictions of the Act.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDER.

The Company and the Company Stockholder hereby jointly and severally represent and warrant to Holdings as follows:

(a) Organization and Good Standing; Ownership of Shares. The Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the Company or any of the Company Stockholder to issue, sell or transfer any stock or other securities of the Company.

(b) Ownership of Shares. The Company Stockholder is the owner of record and beneficially of all of the Company Shares, free and clear of all rights, claims, liens and encumbrances, and such Company Shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

(c) No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the articles of incorporation, bylaws or other constituent instruments of the Company;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Company, or upon the properties or business of the Company; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Company.

(d) Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Company or any of its properties or assets.

3. REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Holdings hereby represents and warrants to the Company and the Company Stockholder as follows:

(a) Organization and Good Standing. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. As of the Closing Date, the authorized capital stock of the Company will consist of 300,000,000 shares of Common Stock, 7,500,000 shares of which will be issued and outstanding immediately prior to the Closing, and 50,000,000 shares of Preferred Stock, none of which will be issued and outstanding immediately prior to the Closing. Holdings is duly licensed or qualified and in good standing where the character of the properties owned by Holdings or the nature of the business transacted by it make such license or qualification necessary. Holdings does not have any subsidiaries.

(b) The Holdings Shares. The Holdings Shares to be issued to the Company Stockholder have been or will have been duly authorized for issuance and no other corporate or shareholder action is required to authorize the Holdings Shares for issuance and, when so issued in accordance with the terms of this Agreement, the Holdings Shares will be validly issued, fully paid and non-assessable.

(c) No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the articles of incorporation or bylaws of Holdings;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Holdings is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Holdings or upon the properties or business of Holdings; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Holdings.

(d) Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Holdings. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Holdings or any of its properties or assets.

4. MISCELLANEOUS

(a) Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b) Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by Holdings, Company Stockholder and the Company.

(c) Assignment. This Agreement is not assignable except by operation of law.

(d) Notices. Until otherwise specified in writing, the mailing addresses of the parties of this Agreement shall be as set forth on the signature pages to this Agreement. Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

(e) Governing Law. This Agreement shall be construed, and the legal relations among the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

(f) Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

(g) Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the exchange of the Company Shares for the Holdings Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

(h) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

(j) Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(k) Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

(l) Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

[Signature pages follow]

[Company Signature Page]

IN WITNESS WHEREOF, the Company has executed this Share Exchange Agreement on the date first above written.

TOPPOINT INC

By:	/s/ Hok C Chan
Name:	Hok C Chan
Its:	Chief Executive Officer

Address:	1907 Black Hawk Cir
Audubon, PA 19403

[Holdings Signature Page]

IN WITNESS WHEREOF, Holdings has executed this Share Exchange Agreement on the date first above written.

TOPPOINT HOLDINGS INC.

By:	/s/ John Feliciano III
Name:	John Feliciano III
Its:	Chief Financial Officer

Address:	1907 Black Hawk Cir
Audubon, PA 19403

[Company Stockholder Signature Page]

IN WITNESS WHEREOF, the undersigned Company Stockholder has executed this Share Exchange Agreement on the date first above written.

/s/ Hok C Chan
Name:	Hok C Chan
Address:	1250 Kenas Rd
North Wales, PA, 19454